As filed with the Securities and Exchange Commission on October 1, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Willis Group Holdings Limited
(Exact name of registrant as specified in its charter)
Bermuda
(State or other jurisdiction of incorporation or organization)
98-0352587
(I.R.S. Employer Identification Number)
c/o Willis Group Limited
The Willis Building
51 Lime Street
London EC3M 7DQ, England
44 203 124 6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam G. Ciongoli
General Counsel
Willis Group Holdings Limited
One World Financial Center
200 Liberty Street, 7th Floor
New York, New York 10281
(212) 915-8899
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Thomas A. Roberts, Esq.
Michael J. Aiello, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by the Registrant.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities to be	Amount to be	Offering Price per	Aggregate Offering	Amount of
Registered	Registered (1)	Share (2)	Price (2)	Registration Fee (3)
Common Stock, par value $0.000115 per share	7,908 shares	$32.57	$257,562	$10.12

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(c) and 457(h), the registration fee had been calculated on the basis of $32.57, the average of the high and low sales prices of the Willis common stock on September 30, 2008, as reported on the New York Stock Exchange. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act.

(3)	Calculated by multiplying the estimated maximum aggregate offering price by .00003930.

PROSPECTUS
WILLIS GROUP HOLDINGS LIMITED
7,908 SHARES
COMMON STOCK
          On October 1, 2008, Hilb Rogal & Hobbs Company merged with and into Hermes Acquisition Corp., a wholly owned subsidiary of Willis Group Holdings Limited (the “Merger”). This Registration Statement on Form S-3 relates to 7,908 shares of common stock, par value $0.000115 per share (the “Common Stock), of Willis Group Holdings Limited (the “Registrant” or “Willis”), issuable to those persons who were employees or directors of Hilb Rogal & Hobbs Company (“HRH”) at any time prior to the effective time of the Merger, but who are not employees or directors of HRH after the effective time of the Merger, and who, immediately prior to the Merger, were holders of options to purchase shares of common stock, par value $0.0001 per share, of HRH (the “HRH Options”), that were converted into options to purchase shares of Common Stock of Willis (the “Willis Options”) at the effective time of the Merger.
          Any proceeds received by Willis from the exercise of the Willis Options will be used for general corporate purposes.
          Our Common Stock is traded on the New York Stock Exchange under the symbol “WSH.”

          Investing in our Common Stock involves risks. See “Risk Factors” on page 1 of this prospectus, “Item 1A Risk Factors” of Willis’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and similar sections of Willis’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, which are incorporated by reference herein, to read about factors you should consider before investing in our Common Stock.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2008

          You should rely only on the information contained in this prospectus and the documents incorporated herein by reference. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state or other jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. This prospectus relates to shares of our Common Stock issuable upon the exercise of options to purchase shares of our Common Stock, which options were converted from options assumed by us in connection with the merger of Hilb Rogal & Hobbs Company (“HRH”) with and into Hermes Acquisition Corp., a wholly owned subsidiary of Willis Group Holdings Limited (such transaction, the “Merger”). You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus is accurate only as of the date on the front of the prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
          The registration statement (including the exhibits) of which this prospectus is a part contains additional information about us and the Common Stock offered by this prospectus. We may in the future file certain other legal documents which could affect the terms of the Common Stock offered by this prospectus as exhibits to reports we file with the SEC. The registration statement and the reports can be read at the SEC Web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”
          To understand this offering of Common Stock fully, you should read this entire document carefully, including particularly the “Risk Factors” section and the documents identified under the heading “Where You Can Find Additional Information.”

i

WILLIS GROUP HOLDINGS LIMITED
          Willis Group Holdings Limited, together with its consolidated subsidiaries unless the context otherwise requires, is an insurance broking holding company with operations in the following segments:
•	North America: Willis’s North America business (“Willis North America”) provides risk management, insurance brokerage, related risk services, and employee benefits brokerage and consulting to a wide array of industry and client segments in the United States and Canada. With around 50 retail offices, organized into six regions including Canada, Willis North America locally delivers its global and national resources and specialist expertise through this retail distribution network. In addition to being organized geographically and by specialty, Willis North America focuses on four client segments: global, large national/middle-market, small commercial, and private client, with service, marketing and sales platform support for each segment. Further, Willis North America’s marketing practice provides clients with efficient access to worldwide insurance capital.

•	International: Willis’s International unit (“Willis International”) consists of its retail operations in Eastern and Western Europe, UK and Ireland, Asia/Pacific, Russia, the Middle East, South Africa and Latin America, with a presence in over 100 countries worldwide. Willis’s offices are there to grow the company’s business locally around the world, making use of skills, industry knowledge and expertise available elsewhere in the company. The services provided are focused according to the characteristics of each market and are not identical in every office, but generally include direct risk management and insurance brokerage, specialist and reinsurance brokerage and employee benefits consulting.

•	Global: Willis’s Global business (“Willis Global”) provides specialist brokerage and consulting services to clients worldwide for the risks arising from specific industrial and commercial activities. In these operations, Willis Global has extensive specialized experience handling diverse lines of coverage, including complex insurance programs, and acting as an intermediary between retail brokers and insurers. Willis increasingly provides consulting services on risk management with the objective of assisting clients to reduce the overall cost of risk. Willis Global serves clients in around 190 countries, primarily from United Kingdom offices, although it also serves clients from offices in the United States, Continental Europe and Asia.
          On October 1, 2008, Willis completed its acquisition of HRH through the Merger. HRH is a holding company which, through its subsidiaries, acts as an insurance and risk management intermediary between its clients and insurance companies that underwrite client risks. With offices located throughout the United States and in London, England as well as Russia, South Africa and Australia, HRH helps clients manage their risks in property and casualty, employee benefits, professional liability and other areas of specialized exposure. HRH’s client base ranges from personal to large national accounts and is primarily comprised of middle-market and major commercial and industrial accounts. HRH also advises clients on risk management and employee benefits and provides claims management and loss control consulting services. HRH typically acts as an insurance agent in soliciting, negotiating and effecting contracts of insurance through insurance companies and occasionally as a broker in procuring contracts of insurance on behalf of insureds. HRH also provides a variety of professional services to clients.
          Willis was organized in Bermuda in 2001. Willis’s principal executive offices are located at The Willis Building, 51 Lime Street, London EC3M 7DQ, England, its telephone number is +44 203 124 6000 and its Web site address is www.willis.com. However, the information on Willis’s website is not a part of this prospectus.
RISK FACTORS
          Willis’s business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from Willis’s most recent annual report on Form 10-K under the caption “Item 1A — Risk Factors,” as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such report. It is possible that Willis’s business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS
          This prospectus and the documents incorporated by reference into this prospectus, contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). These forward-looking statements are not based on historical facts, but rather reflect Willis’s current expectations concerning future results and events. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases. Similarly, statements that describe Willis’s objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of Willis to be different from any future results, performance and achievements expressed or implied by these statements. There may be additional risks, uncertainties and factors that Willis does not currently view as material or that are not necessarily known. The forward-looking statements included in this prospectus are only made as of the date of this prospectus, and Willis does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.
DESCRIPTION OF THE PLANS
          This prospectus relates to shares of common stock, par value $0.000115 per share, of Willis (the “Common Stock”) which may be acquired or granted pursuant to: (i) the Hilb, Rogal and Hamilton Company 2000 Stock Incentive Plan (the “2000 Plan”); (ii) the Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan (the “2007 Plan”); and (iii) the Hilb Rogal & Hobbs Company Non-Employee Directors Stock Incentive Plan (the “Directors Plan” and collectively referred to as the “Stock Incentive Plans”). A description of the material terms of the Stock Incentive Plans is included below.
          In addition this prospectus relates to shares of our Common Stock which may be distributed from deferred compensation accounts invested in deferred stock units, as specified in the applicable plan, under (i) the Hilb Rogal & Hobbs Company Executive Voluntary Deferral Plan (the “Executive Deferral Plan”) and (ii) the Hilb Rogal & Hobbs Company Outside Directors Deferral Plan (the “Directors Deferral Plan” and collectively referred to as the “Deferred Compensation Plans”). The Stock Incentive Plans and the Deferred Compensation Plans shall collectively be referred to as the “Plans.” A description of the material terms of the Deferred Compensation Plans is included below.
          The following description is only a summary of the principal provisions of the Plans and is qualified in its entirety by the terms of the Plans. If the information in this “Description of the Plans” differs from the information in any Plan, you should rely on the information in such Plan. See “Where You Can Find Additional Information” on how you may obtain a copy of the complete text of the Plans and additional information upon request from Willis. The Plans are not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Deferred Compensation Plans are intended to constitute unfunded “top hat” plans within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
Administration
          The Compensation Committee of the Board of Directors of Willis (the “Compensation Committee”) administers the Stock Incentive Plans. Either Willis or the Compensation Committee will serve as plan administrator of the Deferred Compensation Plans unless the Compensation Committee appoints one or more other persons to serve as the plan administrator (the “Administrator”).
          Under each Plan, the Administrator is authorized to interpret such Plan, establish, amend and rescind any rules and regulations relating to such Plan, determine all questions arising under the Plan, determine the terms and provisions of any agreements entered into under the Plan, and make all other determinations necessary or advisable to administer such Plan. In addition, under the Deferred Compensation Plans, the Administrator is empowered to settle claims against the Deferred Compensation Plans and make such equitable adjustments in a participant’s or beneficiary’s rights or entitlements as it deems appropriate in the event an error or omission is discovered or claimed in the operation of the Deferred Compensation Plans.
          The determinations of the Administrator in the administration of the Plans are final and conclusive.
Eligibility
          Prior to June 7, 2008, employees, directors, and officers of HRH and its subsidiaries were eligible to receive awards under the 2000 Plan and 2007 Plan and non-employee directors of the Board of HRH were eligible to receive awards under the Directors Plan.
          Non-employee directors who were directors of the Board of HRH prior to the closing of the Merger are eligible to participate in the Directors Deferral Plan.
          Lastly, individuals who were prior to the Merger either executives with a rank of President or higher of a subsidiary of HRH, members of the executive group of HRH or other highly compensated individuals (determined in the Administrator’s discretion) are eligible to participate in the Executive Deferral Plan.
Awards under the Plans
Stock Incentive Plans
          The 2000 Plan and the 2007 Plan provide that the Administrator may grant Common Stock, restricted stock, and stock options to eligible service providers. In addition, awards of phantom stock and stock appreciation rights may be made under the 2000 Plan. The type, terms and conditions of each award are set forth in a separate agreement with the person receiving the award.
          The Directors Plan provides that each eligible director will be granted non-qualified stock options to acquire 5,000 shares of Common Stock on the first business day following the annual shareholders’ meeting each year. Such awards will be prorated if the Plan does not have sufficient shares of Common Stock available to permit the option grants. In addition, each eligible director may elect to receive up to 100% of his or her fees in shares of Common Stock, which election must be made prior to the annual shareholders’ meeting for the Plan year to which the election pertains. Payment of the fees in Common Stock will be made at the time the fees are usually paid but no later than the 15th day of the third month of the year following the year during which the applicable portion of the fees is no longer subject to a substantial risk of forfeiture.
          Nonqualified Stock Options or “NQSOs,” provide for the right to purchase shares of Common Stock at a specified price which may not be less than fair market value of such shares on the date of grant, and usually become exercisable (in the discretion of the Administrator) in one or more installments after the grant date, subject to the satisfaction of individual or company performance criteria and/or subject to other conditions, such as continued employment, in each case as established by the Administrator. NQSOs may be granted for any term specified by the Administrator.
          A stock appreciation right or “SAR” is a right to receive a payment in cash, Common Stock or a combination thereof, as determined by the Administrator, in an amount equal to the excess of: (i) the fair market value of the Common Stock on the date the right is exercised over (ii) the fair market value of the Common Stock on the date the right is granted. Upon a change of control, any SAR exercisable upon such change of control will entitle the holder to receive the higher of (i) the highest closing sales price of a share of Common Stock as reported on the NYSE composite tape during the 60-day period prior to and including the date of the change of control and (ii) the highest price per share paid in a change of control transaction over the fair market value of the Common Stock at the grant date; provided that in the case of SARs related to ISOs, such price shall be based only on the fair market value of the Common Stock on the date that the ISO is exercised.
          For the purposes of the Stock Incentive Plans, the fair market value of a share of our Common Stock as of any given date will be the closing price of a share of our Common Stock as reported on the NYSE composite tape on that day or if the Common Stock was not traded on such day, the closing price of a share of our Common Stock on the next preceding trading date that our Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.
          Incentive Stock Options, or “ISOs,” provide for the right to purchase shares of our Common Stock at a specified price and usually will become exercisable (in the discretion of the Administrator) in one or more installments after the grant date, subject to the satisfaction of individual or company performance criteria and/or subject to other conditions, such as continued employment, in each case as established by the Administrator. All ISOs must be granted within ten years of the effective date of the Plans, and no ISO is exercisable at any time after the expiration of ten years from the grant date. ISOs are designed to comply with the applicable provisions of the Code, and are subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant, but may be subsequently modified to disqualify them from treatment as ISOs. The total fair market value of shares with respect to which an ISO is first exercisable by an optionee during any calendar year cannot exceed $100,000. To the extent any of these limits are exceeded or otherwise not met, the options granted are NQSOs. In the case of an ISO granted to an employee who owned (or was deemed to own) at least 10% of the total combined voting power of all classes of stock on the date of grant, the 2000 Plan and the 2007 Plan provide that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant. ISOs are not offered under the Directors Plan.
          In general, under the Stock Incentive Plans, the exercise price of an ISO or NQSO will be paid in cash. However, the award agreement may provide that the exercise price of an ISO or NQSO may be paid (i) in cash or cash equivalent acceptable to the Administrator, (ii) delivery of shares of Common Stock having a fair market value on the date of delivery that is not less than the exercise price of such ISO or NQSO or (iii) a broker-assisted cashless exercise.
          Both the 2000 Plan and the 2007 Plan permit the grant of a stock award. A stock award is a grant of shares of our Common Stock. Often, a stock award will be “restricted.” A restricted stock award is a grant of shares which, until the shares are vested, is forfeitable by the grantee in any manner in the discretion of the Administrator as is set forth in the award agreement (i.e., upon forfeiture, the grantee is required to transfer the shares back to Willis and will not receive any payment for the shares). A holder of restricted stock will have all the rights of a shareholder with respect to those shares of restricted stock, including the right to receive dividends and vote the shares. However, the participant will not be able to transfer the restricted stock until the restrictions lapse.
          The 2000 Plan permits the grant of a phantom stock award. A phantom stock is the right to receive the value of one share at a vesting date designated in the grant agreement. Shares of phantom stock are settled either in cash, Common Stock or a combination thereof. No shares are actually issued on the grant of a phantom stock. The number of shares phantom stock credited is recorded in a bookkeeping account. A participant for whom phantom stock has been credited will have none of the rights of a shareholder with respect to such phantom stock.
          The 2000 Plan and the 2007 Plan provide that upon a change of control (i) unless otherwise provided by the Administrator in the award agreement, any outstanding options will become fully vested and fully exercisable; (ii) unless otherwise provided by the Administrator in the award agreement, the restrictions applicable to any outstanding restricted stock will lapse; and (iii) the Administrator may, in its complete discretion, cause the acceleration or release of any and all restrictions or conditions related to an award, in such manner, in case of officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934, as to conform to the provisions of Rule 16b-3. The 2000 Plan also provides that upon a change of control unless otherwise provided by the Administrator in the award agreement, stock appreciation rights or phantom stock will become fully vested and fully exercisable. Each of the 2000 Plan and the 2007 Plan provides that the Administrator may also provide in an award agreement that a holder of restricted stock may elect with respect to his or her restricted stock, by written notice within 60 days of the change of control, to receive, in exchange for the shares that were restricted immediately before the change of control, a cash payment equal to the fair market value of the shares surrendered on the last business day the Common Stock is traded on the NYSE prior to the receipt of the written notice.

          The Directors Plan provides that, upon a change of control, the options will become fully exercisable.
Deferred Compensation Plans
          Under the Deferred Compensation Plans, participants are entitled to elect to defer part of their compensation (including retainer and additional fees for eligible directors) during any Plan year (“Deferral Contribution”). An election must be filed for each Plan year. Under the Executive Deferral Plan, Willis may in its sole discretion make a matching contribution. Under the Directors Deferral Plan, a participant will receive an additional percentage of deferred stock units if such participant has elected to defer 100% of his or her compensation.
          Under the Executive Deferral Plan, a pre-2005 account and a post-2004 account will be established for each participant (collectively referred to as the “Account”). Each participant’s Account will be divided into one or more short-term deferral accounts and a retirement account. A participant will select the types of measurement funds (i.e., investment funds determined by the Administrator) in which the participant’s Account will be deemed to be invested for purposes of determining the amount of earnings to be credited to that Account. The participant may elect different measurement fund allocations for each of his or her short-term deferral accounts and his or her retirement account. If a participant fails to elect a measurement fund, he or she will be deemed to have elected the money market measurement fund. A participant may change his or her measurement fund selection; provided that the Deferral Contribution invested in deferred stock units must remain invested in deferred stock units until distributed. Participants who had a deferred cash account under the Executive Deferral Plan on November 25, 2002, or who elected a deferred cash account as the investment option for a deferral election made prior to December 31, 2002 for the Plan year ending December 31, 2002 or December 31, 2003, will be permitted to continue their deferred cash account. A participant will be allowed to transfer his or her deferred cash account balance at any time after January 1, 2003 to any measurement funds under the Executive Deferral Plan; provided that the transferred amounts cannot be transferred back to the deferred cash account.
          Under the Directors Deferral Plan, a pre-2005 account and a post-2004 account will be established for each participant (collectively referred to as the “Account”). The participant’s Deferral Contribution will be allocated to a deferred stock unit sub-account. In addition to the deferred stock unit sub-account, a participant may have a deferred cash sub-account if such participant made Deferral Contributions with respect to his or her compensation earned after December 31, 1994 but prior to April 1, 1998 under the Directors Deferral Plan as in effect on January 1, 1995. The sub-accounts will be further divided to reflect the amount attributable to the retainer and additional fees of such participant in each of such sub-accounts.
          Under the Deferred Compensation Plans, any compensation allocated in the deferred stock unit account or invested in the deferred stock unit measurement fund, as applicable, will be treated as if it were invested in deferred Common Stock units (i.e., phantom stock). The dollar value of the deferred stock units credited to a participant’s Account on any date will be determined by multiplying the number of deferred stock units (including fractional deferred stock units) credited to the participant’s Account by the closing price on that date.
          Depending on the Deferred Compensation Plan, the number of deferred stock units credited to a participant’s Account will be increased either (i) on each date on which a dividend is paid on the Common Stock, or (ii) on the first day of the month following any month in which a dividend is paid on the Common Stock. The number of additional deferred stock units credited to a participant’s Account as a result of such increase will be determined by (i) multiplying the total number of deferred stock units (with fractional deferred stock units rounded off to the nearest thousandth) credited to the participant’s Account immediately before such increase by the amount of the dividend paid per share of our Common Stock on the dividend payment date, and (ii) dividing the product so determined by the closing price of the Common Stock on either (x) the dividend payment date or (y) the last day of the month in which the dividend was paid, as applicable.
          The amounts payable to participants under the Deferred Compensation Plans are distributed in accordance with the distribution provisions of the Deferred Compensation Plans. Amounts invested in deferred stock units will be paid in shares of our Common Stock with fractional shares paid in cash. Under the Executive Deferral Plan, a participant’s remaining Account balance will be paid in cash. Under the Directors Deferral Plan, a participant’s deferred cash account will be paid in cash. The Deferred Compensation Plans provide for an accelerated lump sum payment of a participant’s Account in the event such participant separates from service or ceases to serve as a director, as applicable, within three (3) years of a change of control.
          The amounts deferred by participants under the Deferred Compensation Plans represent an unfunded obligation of Willis to make payments to the participants at some time in the future. However, the Deferred Compensation Plans permit the establishment of a grantor trust to hold assets of Willis to be maintained as reserved against Willis’s unfunded, unsecured obligations under the Deferred Compensation Plans. Such grantor trust has already been established by HRH. Under the terms of the Deferred Compensation Plans, Willis will be required to contribute, within seven (7) days of the Merger, a lump sum to such grantor trust in an amount sufficient to fund the account balances of the participants. Willis will then be obligated to contribute to such trust within thirty (30) days of the end of each Plan year thereafter.
Non-transferability
          The restrictions on transferability of options or stock appreciation rights under the Stock Incentive Plans are set forth in the award agreements, and in general, no award under the Stock Incentive Plans is assignable or transferable except by will or the laws of descent and distribution, or as the Administrator may otherwise specify to members of a participant’s immediate family or to trusts established entirely for the benefit of the participant and/or members of the participant’s immediate family. Holders of restricted stock may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of their restricted stock. Holders of phantom stock may transfer such awards but only to the extent provided in the award agreement.
          Under the Deferred Compensation Plans, neither the participant nor his or her beneficiary has any right to sell, assign, transfer or otherwise convey the right to receive any payments or interest under the Deferred Compensation Plans.
Grant or Award Agreement
          Each grant or award under the Stock Incentive Plans shall be evidenced by a written agreement which shall state the terms and conditions, as determined by the Administrator, which apply to each grant or award, in addition to the terms and conditions specified in each Stock Incentive Plan. A participant does not have a grant or award agreement under the Deferred Compensation Plans.
Adjustments
          The 2000 Plan and the 2007 Plan provide that, in the event Willis effects one or more (x) stock dividends, stock split-ups, subdivisions or consolidation of shares, or other similar changes in capitalization; (y) spin-offs, spin-outs, split-ups, split-offs, or other such distribution of assets to shareholders; or (z) direct or indirect assumptions and/or conversions of outstanding options due to an acquisition of Willis, then the maximum number of shares or our Common Stock that may be issued under these Plans will be adjusted (in a whole number) as the Administrator determines to be equitably required. Any determination by the Administrator will be final and conclusive.
          Pursuant to the Directors Plan, the number of shares of Common Stock and the price per share will be adjusted proportionately for any increase or decrease in the number of shares of Common Stock by reason of any stock dividend, stock split, combination, reclassification, recapitalization, or the general issuance to holders of Common Stock of rights to purchase the Common Stock at substantially below its then fair market value, or any change in the number of shares of Common Stock effected without receipt of cash, property, labor or services by Willis or any spin-off or other type of distribution of assets to shareholders.
          Pursuant to the Deferred Compensation Plans, in the event of a dividend (other than regular quarterly dividends) or other distribution (whether in the form of cash, shares, other securities or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase, or exchange of shares or other securities, the issuance or exercisability of stock purchase rights, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event, the number of deferred stock units credited to a participant’s deferred stock unit account will be adjusted in such a manner as the Board of Directors of Willis (the “Board”), in its sole discretion, deems equitable.
Amendment/Termination
          Under the 2000 Plan and the 2007 Plan, the Board may amend, modify or terminate the Plans at any time. Such amendment or modification may be without shareholder approval. Generally, no termination, amendment or modification of the Plans or awards (as applicable) may adversely affect the rights or accrued benefits of any participants. Except as required under the respective adjustment provisions of the 2000 Plan and the 2007 Plan, the option price of any outstanding option may not be adjusted or amended whether through amendment, cancellation or replacement unless such adjustment or amendment is approved by the shareholders of Willis.
Federal Income Tax Consequences
          We have described below the federal tax consequences of participating in the Plans. This description is based upon an analysis of the present provisions of the Code and the regulations promulgated thereunder, all of which may change. State and local taxes may also apply to a participant in the jurisdiction in which he or she works and/or resides, but we do not discuss state and local tax consequences in this prospectus. The following discussion is only a summary. You should consult your personal tax advisor regarding the federal, state and local tax consequences to you of participating in any of the Plans.
Stock Options and Stock Appreciation Rights
Nonqualified Stock Options and Stock Appreciation Rights
          For federal income tax purposes, if an optionee is granted NQSOs under the Stock Incentive Plans, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a share of our Common Stock on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the shares of our Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.
          For federal income tax purposes, if a participant is granted stock appreciation rights under the 2000 Plan, the participant will not have taxable income on the grant of the stock appreciation right, nor will we be entitled to any deduction. When a participant exercises a stock appreciation right, he or she will recognize ordinary income in the year in which the stock appreciation right is exercised in an amount equal to the value received upon exercise.
Incentive Stock Options
          There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO share is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the Common Stock is sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon the sale or disposition of the shares will not be considered income for purposes of the alternative minimum tax. Otherwise, if the optionee sells or disposes of the shares before the end of the two-year and one-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

          With some exceptions, an ISO will not be treated as an ISO if it is exercised more than 90 days following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, the option will be treated as an NQSO.
Stock Award, Restricted Stock and Deferred Stock Units/Phantom Stock
Stock Award and Restricted Stock
          If a participant is granted a fully vested stock award or other stock-based award, such participant will recognize as ordinary income the excess of the fair market value of the award on the date of grant, over the purchase price (if any) paid for the award by the Participant.
          For restricted stock, a participant will not recognize income until the transfer restrictions and forfeiture provisions lapse (i.e., the participant vests), unless the participant voluntarily elects to recognize income on the date of grant by filing an election under Section 83(b) of the Code. When the transfer restrictions and forfeiture provisions lapse, the participant will recognize as ordinary income the excess of the fair market value of the shares on the date of lapse, over the purchase price (if any) paid for such shares. Subsequently, if a participant sells the shares acquired from his or her restricted stock award, such participant will recognize a capital gain to the extent the amount realized from the sale of the shares exceeds the fair market value of such shares at the time the participant recognized ordinary income. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one year prior to the disposition.
          A Section 83(b) election is generally available only for awards of restricted stock, and not for phantom stock. Section 83(b) allows a participant to recognize ordinary income on the fair market value of his or her restricted stock on the date of grant. Thereafter, any further gain or loss recognized by such individual upon the ultimate sale or disposition of the restricted stock is treated as capital gain or loss. Section 83(b) elections will be permitted with respect to restricted stock awards, to the extent permitted by the Administrator.
          In addition, a participant will recognize ordinary income in the amount of any dividends and dividend equivalents paid on the shares when they are paid or become “currently available” (i.e., if the amount is fully vested and the participant can request payment without restriction at any time).
Deferred Stock Units/Phantom Stock
          With regard to deferred stock units or shares of phantom stock, a participant will not recognize ordinary income on the date of grant or the date such participant elects to defer a portion of his or her compensation to be allocated to the deferred stock unit account. A participant will recognize ordinary income when the deferred stock units/shares of phantom stock are distributed (i.e., if the amount is fully vested and the shares are distributed). Deferred stock units and shares of phantom stock are a form of deferred compensation under Section 409A of the Code.
          Subsequently, if a participant sells the shares acquired from his or her deferred stock unit account or phantom stock award, such participant will recognize a capital gain to the extent the amount realized from the sale of the shares exceeds the fair market value of such shares at the time the participant recognized ordinary income. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one year prior to the disposition.
          In addition, a participant will recognize ordinary income in the amount of any dividends and dividend equivalents paid on the shares when they are paid or become “currently available” (i.e., if the amount is fully vested and the participant can request payment without restriction at any time).
Withholding Taxes
Stock Incentive Plans

          If a participant is an employee of Willis, we will withhold applicable taxes with respect to ordinary income recognized by such participant at the time of inclusion (e.g., upon the exercise of nonqualified stock options, vesting of the restricted stock, or making of a Section 83(b) election). In addition to ordinary income tax, payroll tax withholding by us will apply to amounts treated as wages.
Deferred Compensation Plans
          If a participant is an employee of Willis, we will withhold all federal, state and local income, employment and other taxes required to be withheld in connection with payments to be made to such participant under the Executive Deferral Plan.
Effect Upon the Company
          Willis will generally be entitled to a tax deduction equal to amounts included as ordinary income by a participant at the time of this inclusion.
Restrictions on Resale of Shares by Affiliates
          All shares of Common Stock acquired by “affiliates” pursuant to a registration statement under the Securities Act, including shares acquired pursuant to the Plans, will be considered “control securities.” Therefore, the affiliate may sell these shares only under an effective registration statement or an exemption from registration. “Affiliates” of Willis cannot use this prospectus for reoffers or resales of shares of Common Stock acquired pursuant to the Plans. For these purposes, an “affiliate” of Willis means any person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Willis. To avoid potential infringement of the requirements of the Securities Act, each executive officer of Willis should assume that he or she will be considered an affiliate of Willis. Rule 144 under the Securities Act provides the exemption from registration most frequently relied upon for resale of control securities. The rule requires sales to be effected in “broker’s transactions,” as defined in the rule, and a written notice of each sale must be filed with the SEC at the time of the sale. The rule also limits the number of shares which may be sold in any three-month period to the greater of (a) 1% of the outstanding common shares or (b) the average weekly reported volume of trading in the shares on all securities exchanges during the four calendar weeks preceding the filing of the required sale notice with the SEC. The holding period under Rule 144 applicable to restricted securities is not applicable to a resale of shares acquired under the Plans to the extent such shares are registered under the Securities Act.
Shares Covered by the Plans
          A total of 7,908 shares of Common Stock underlying the Willis Options are issuable pursuant to the Plans which we assumed in connection with the Merger.
USE OF PROCEEDS
          Any proceeds received by Willis from the exercise of the Willis Options will be used for general corporate purposes.
DESCRIPTION OF CAPITAL STOCK
General
          The following is a description of the principal terms of our capital stock. The following description is not meant to be complete and is qualified by reference to our amended memorandum of association (the “Willis Charter”) and bye-laws (the “Willis Bye-laws”) and the Companies Act 1981 of Bermuda and related regulations (the “Companies Act”). Copies of the Willis Charter and the Willis Bye-laws are incorporated by reference herein. For more information on how you can obtain copies of these documents, see the section entitled “Where You Can Find Additional Information” on page 12. You are urged to read the Willis Charter and the Willis Bye-laws in their entirety.

          Our authorized capital stock consists of 4,000,000,000 shares of common stock, par value of $0.000115 (the “Common Stock”), and 1,000,000,000 shares of preferred stock, par value of $0.000115 (the “Preferred Shares” and collectively, with the Common Stock, the “Shares”). None of the Preferred Shares is issued and outstanding.
Common Stock
          All issued and outstanding shares of Common Stock are identical and the holders of such shares are entitled to the same rights and privileges, except as provided in the Willis Bye-laws as described below.
          Voting Rights. The Willis Bye-laws provide that each holder of record of shares of common stock on the relevant record date is entitled to cast one vote for each common share at any general meeting of shareholders. Except as otherwise required by the Companies Act, the holders of shares of Common Stock vote as a single class on all matters with respect to which a vote of shareholders is required under applicable law, the Willis Bye-laws or on which a vote of shareholders is otherwise duly called for by Willis.
          A resolution to amend a Bermuda company’s memorandum of association may be passed by a simple majority of the shareholders voting, in person or by proxy, at a meeting. Pursuant to Section 13(5) of the Companies Act, the bye-laws of Willis generally are capable of amendment by the Board, subject to the consent of a simple majority of shareholders present and voting at a general meeting thereof. However, pursuant to Section 152 of the bye-laws, a supermajority vote, consisting of the approval of a majority of the board of directors and the vote or consent of the holders of 75% of the outstanding shares of common stock of Willis entitled to vote, is required to effect amendments to certain provisions of the bye-laws, including (but not limited to) the following: (a) the number of directors; (b) resignation or qualification of directors; (c) director remuneration; and (d) the powers and duties of the board of directors.
          Dividends. The Willis Bye-laws provide that the board of directors of Willis (the “Board”) may, from time to time, declare dividends or distributions out of contributed surplus to be paid to the shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the company.
          Liens on Shares. Willis has a first and paramount lien on every Share (not being a fully paid Share) for all monies, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such Share in respect of such Share. Willis also holds a first and paramount lien on every Share registered in the name of a person indebted or under liability to Willis (whether be in the sole registered holder or one of two or more joint holders) for all amounts owed by him or his estate to Willis (whether presently payable or not). Willis’s lien on a Share shall extend to all dividends payable thereon.
          Calls on Shares. The Board may from time to time make calls upon Willis’s shareholders in respect of any monies unpaid on their Shares (whether on account of the par value of the Shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each shareholder shall (subject to Willis serving upon him at least 14 days notice specifying the time or times and place of payment) pay to Willis at the time or times and place so specified the amount called on his Shares. A call may be revoked or postponed as the Board may determine. If a shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or installment remains unpaid serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.
          Liquidation Rights. The interests of the shareholders of Willis shall be liquidated upon the occurrence of any one of the following events (each a “Termination Event”):
•	the sale of all or substantially all of Willis’s assets;

•	the unanimous vote of the shareholders of Willis;

•	the involuntary liquidation of Willis; or

•	as otherwise required by applicable law.

          Upon the occurrence of any Termination Event, Willis shall be wound up and dissolved. In connection with the winding up and dissolution of Willis, a liquidator appointed by the affirmative vote of shareholders of Willis representing a majority of the shares shall proceed, in its sole discretion, with the liquidation of all the assets of Willis and the final distribution of the assets of Willis, in the following manner and order of priority:
•	First, to the creditors (including any shareholders or their respective affiliates that are creditors) of Willis in satisfaction of all Willis’s debts and liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidator, reasonably necessary therefor);

•	Second, 100% to the shareholders of Willis, proportionate to their ownership of the total number of shares then outstanding.
          If any dividend or other distribution shall have been made by Willis to its shareholders prior to the winding-up and dissolution of Willis, any amounts received by any shareholder from such dividends or other distributions shall be deducted from the amount such shareholder would otherwise be entitled to receive in the winding-up and dissolution of Willis, and the aggregate amount of all dividends and other distributions previously made by Willis to its shareholders shall be deemed to be included in amounts available for distribution to shareholders in the event of the winding-up and dissolution of Willis.
Listing. The Common Stock is listed on the New York Stock Exchange under the symbol “WSH.”
Preferred Shares
          Generally, subject to any special rights conferred on the holders of any Share or class of Shares, any Share in Willis may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as Willis may by resolution of the shareholders, in accordance with the Willis Bye-laws, determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine. Subject to the Companies Act, any Preferred Shares may, with the sanction of a resolution of the Board, be issued on terms:
•	that they are to be redeemed on the happening of a specified event or on a given date; and/or,

•	that they are liable to be redeemed at the option of Willis; and/or,

•	if authorized by the Willis Charter, that they are liable to be redeemed at the option of the holder; and

•	with any such other preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Board by resolution shall determine.
          The terms of each class or series of Preferred Shares will be provided for in such resolution of the Board and shall be attached to but shall not form part of the Willis Bye-Laws.
          There are no present plans to issue any Preferred Shares. The ability of the board of directors to issue Preferred Shares without shareholder approval could have the effect of delaying, deferring or preventing a change in control of Willis or the removal of the existing management.
PLAN OF DISTRIBUTION
          We intend to issue shares of Common Stock pursuant to this prospectus in connection with the exercise of the Willis Options, which shares will be listed on the New York Stock Exchange. We will be responsible for the expenses of any such issuance, other than the exercise price of the Willis Options. No commissions, discounts, concessions or other compensation will be paid to any underwriter or broker-dealer in connection with such issuance.
          The decision to exercise the Willis Options to purchase shares of our Common Stock must be made pursuant to each investor’s evaluation of his or her best interests. Our Board does not make any recommendation to prospective investors regarding whether they should exercise their Willis Options. The shares of Common Stock obtained upon the exercise of Willis Options may be sold from time to time on the New York Stock Exchange, at prices then prevailing, in negotiated transactions or otherwise.
LEGAL MATTERS
          The validity under Bermuda law of the Willis common shares offered hereby will be passed upon for Willis by Appleby, Bermuda.
EXPERTS
          The consolidated financial statements incorporated in this prospectus by reference from Willis’s Current Report on Form 8-K filed on July 11, 2008 and the related financial statement schedule incorporated in this prospectus by reference from Willis’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of Willis’s internal control over financial reporting incorporated in this prospectus by reference from Willis’s Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and the financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
          Willis files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may obtain copies of this information by mail from the SEC at the above address, at prescribed rates. You may also obtain certain of these documents at Willis’s website (www.willis.com) under the tab “Investor Relations,” then under the heading “Financial Reporting” and then under the item “SEC Filings.”
          The SEC also maintains a website that contains reports, proxy and information statements and other information that Willis files electronically with the SEC. The address of that website is www.sec.gov. You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning Willis at the following address or telephone number:
Willis Group Holdings Limited
c/o Willis Group Limited
The Willis Building
51 Lime Street
London EC3M 7DQ
Attention: Investor Relations
Telephone: 44 203 124 6000
          Shares of our Common Stock are listed on the New York Stock Exchange. You may also inspect reports, proxy statements and other information about Willis at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE
          The SEC allows certain information to be incorporated by reference into this prospectus, which means Willis Group Holdings Limited (the “Registrant”) can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission (the “Commission”) that contains that information. This prospectus incorporates by reference important business and financial information about us that is not disclosed in or delivered with this prospectus. The information incorporated by reference is deemed a part of this prospectus (except for any information superseded by information contained directly in this prospectus) and is an important part of this prospectus.
          The following documents filed with the Commission by the Registrant are incorporated herein by reference:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on February 27, 2008;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008, filed on May 9, 2008 and August 6, 2008, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 6, 13 and 29, 2008; April 24, 2008; May 1 and 12, 2008; June 3, 9, 12, 26, 2008; July 2, 11 and 31, 2008; and September 16 and 19, 2008; and

(d)	The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 21, 2001.
          In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended subsequent to the effective date of this Registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. You should rely only on the information incorporated by reference or provided in this prospectus. The Registrant has not authorized anyone else to provide you with different information.

COMMON STOCK

PROSPECTUS
October 1, 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution
          The following statement sets forth the expenses of Willis (the “Registrant”) in connection with the offering described in this Registration Statement (all of which will be borne by the Registrant). All amounts shown are estimated.

SEC registration fee	$10
Printing expenses	2,000
Legal fees and expenses	35,000
Accounting fees and expenses	5,000
Miscellaneous expenses	0
Total	$42,010

Item 15.	Indemnification of Directors and Officers
          The Registrant is incorporated in Bermuda. The Bye-laws of the Registrant provide for indemnification of the Registrant’s officers and directors against all liabilities, loss, damage or expense incurred or suffered by such party as an officer or director of the Registrant; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Companies Act of 1981 as in effect from time to time in Bermuda.
          The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the Company’s bye-laws or in a contract or arrangement between the Company and the director, indemnifying a director against any liability which would attach to him in respect of his fraud or dishonesty will be void. The directors and officers of the Registrant are covered by directors’ and officers’ insurance policies maintained by the Registrant.

Item 16.	Exhibits

Exhibit No.	Description

4.1	Memorandum of Association of the Registrant (as amended April 23, 2008) (incorporated herein by reference to Exhibit No. 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 9, 2008)

4.2	Form of Bye-Laws of the Registrant (as amended April 23, 2008) (incorporated by reference to Exhibit No. 3.2 to the Registrant’s Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 9, 2008)

4.3	Form of Specimen Certificate for Registrant’s Common Stock (incorporated by reference to Exhibit No. 4.1 to Registration Statement No. 333-60982)

4.4	Hilb, Rogal and Hamilton Company 2000 Stock Incentive Plan, as amended and restated February 11, 2003 (incorporated by reference to Exhibit 4.3 to the Registration Statement filed by Hilb Rogal & Hobbs Company on Form S-8 dated November 21, 2003, File No. 333-110666)

Exhibit No.	Description

4.5	Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement filed by Hilb Rogal & Hobbs Company on Form S-8, dated May 1, 2007, File No. 333-142528)

4.6	Hilb Rogal & Hobbs Company Non-employee Directors Stock Incentive Plan, as amended and restated effective January 1, 2007 (incorporated by reference to Exhibit 10.6 to the Form 10-Q for the quarter ended March 31, 2007 filed by Hilb Rogal & Hobbs Company on May 7, 2007, File No. 0-15981)

4.7	Hilb Rogal & Hobbs Company Executive Voluntary Deferral Plan, as amended and restated effective January 1, 2005 (incorporated by reference to Exhibit 10.5 to the Form 10-Q for the quarter ended March 31, 2007 filed by Hilb Rogal & Hobbs Company on May 7, 2007, File No. 0-15981)

4.8	Hilb Rogal & Hobbs Company Outside Directors Deferral Plan, as amended and restated effective January 1, 2007 (incorporated by reference to Exhibit 10.7 to the Form 10-Q for the quarter ended March 31, 2007, filed by Hilb Rogal & Hobbs Company on May 7, 2007, File No. 0-15981)

5.1	Opinion of Appleby*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Appleby (included in Exhibit 5.1)

24.1	Willis Group Holdings Limited Powers of Attorney (included on signature pages)

*	Filed herewith.

Item 17.	Undertakings
          The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
          (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
          (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities and Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 1st day of October, 2008.

WILLIS GROUP HOLDINGS LIMITED (Registrant)
By:	/s/ Adam G. Ciongoli
	Name:	Adam G. Ciongoli
	Title:	Executive Vice President and General Counsel

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Adam G. Ciongoli, Patrick C. Regan, Michael R. Chitty and Shaun K. Bryant and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self regulatory body, granting unto said attorney-in-fact and agents, and each of them full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof,
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joseph J. Plumeri Joseph J. Plumeri	Chairman and Chief Executive Officer (Principal Executive Officer)	October 1, 2008

/s/ Patrick C. Regan Patrick C. Regan	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	October 1, 2008

/s/ William W. Bradley William W. Bradley	Director	October 1, 2008

/s/ Joseph A. Califano, Jr. Joseph A. Califano, Jr.	Director	October 1, 2008

/s/ Anna C. Catalano Anna C. Catalano	Director	October 1, 2008

Signature	Title	Date

/s/ Eric G. Friberg Eric G. Friberg	Director	October 1, 2008

/s/ Sir Roy Gardner Sir Roy Gardner	Director	October 1, 2008

/s/ Sir Jeremy Hanley Sir Jeremy Hanley	Director	October 1, 2008

/s/ Robyn S. Kravit Robyn S. Kravit	Director	October 1, 2008

/s/ Jeffrey B. Lane Jeffrey B. Lane	Director	October 1, 2008

/s/ Wendy E. Lane Wendy E. Lane	Director	October 1, 2008

/s/ James F. McCann James F. McCann	Director	October 1, 2008

/s/ Douglas B. Roberts Douglas B. Roberts	Director	October 1, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1	Memorandum of Association of the Registrant (as amended April 23, 2008) (incorporated herein by reference to Exhibit No. 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 9, 2008)

4.2	Form of Bye-Laws of the Registrant (as amended April 23, 2008) (incorporated by reference to Exhibit No. 3.2 to the Registrant’s Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 9, 2008)

4.3	Hilb, Rogal and Hamilton Company 2000 Stock Incentive Plan, as amended and restated February 11, 2003 (incorporated by reference to Exhibit 4.3 to the Registration Statement filed by Hilb Rogal & Hobbs Company on Form S-8 dated November 21, 2003, File No. 333-110666)

4.4	Hilb Rogal & Hobbs Company 2007 Stock Incentive Plan (incorporated by reference to Exhibit 4.3 to the Registration Statement filed by Hilb Rogal & Hobbs Company on Form S-8, dated May 1, 2007, File No. 0-15981)

4.5	Hilb Rogal & Hobbs Company Non-employee Directors Stock Incentive Plan, as amended and restated effective January 1, 2007 (incorporated by reference to Exhibit 10.6 to the Form 10-Q for the quarter ended March 31, 2007 filed by Hilb Rogal & Hobbs Company on May 7, 2007, File No. 333-142528)

4.6	Hilb Rogal & Hobbs Company Executive Voluntary Deferral Plan, as amended and restated effective January 1, 2005 (incorporated by reference to Exhibit 10.5 to the Form 10-Q for the quarter ended March 31, 2007 filed by Hilb Rogal & Hobbs Company on May 7, 2007, File No. 0-15981)

4.7	Hilb Rogal & Hobbs Company Outside Directors Deferral Plan, as amended and restated effective January 1, 2007 (incorporated by reference to Exhibit 10.7 to the Form 10-Q for the quarter ended March 31, 2007, filed by Hilb Rogal & Hobbs Company on May 7, 2007, File No. 0-15981)

4.8	Form of Specimen Certificate for Registrant’s Common Stock (incorporated by reference to Exhibit No. 4.1 to Registration Statement No. 333-60982)

5.1	Opinion of Appleby*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Appleby (included in Exhibit 5.1)

24.1	Willis Group Holdings Limited Powers of Attorney (included on signature pages)

*	Filed herewith.